Exhibit 99.1

Willbros Professional Services
Combined Financial Statements
As of and for the Year Ended December 31, 2014

Willbros Professional Services
Index
December 31, 2014

Page(s)
Independent Auditor’s Report    1
Combined Financial Statements
Balance Sheet    2
Statement of Operations    3
Statement of Changes in Net Parent Investment    4
Statement of Cash Flows    5
Notes to Combined Financial Statements    6–17

Independent Auditor’s Report

To the Management of Willbros Group, Inc.

We have audited the accompanying combined financial statements of Willbros Professional Services, which comprise the combined balance sheet as of December 31, 2014, and the related combined statement of operations, changes in net parent investment and cash flows for the year then ended.

Management's Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Willbros Professional Services as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 8, 2015

Willbros Professional Services
Combined Balance Sheet
December 31, 2014

(in thousands)

Assets
Current assets
Cash and cash equivalents	$336
Accounts receivable, net	49,668
Contract Cost and recognized income not yet billed	6,323
Prepaid expenses and other current assets	4,653
Deferred income taxes	1,125
Total current assets	62,105

Property, plant and equipment, net	4,276
Deferred income taxes	550
Other assets	11,265
Total assets	$78,196

Liabilities and Equity
Current liabilities
Accounts payable and accrued liabilities	$17,612
Contract billings in excess of cost and recognized income	1,035
Current portion of long-term debt	4,014
Total current liabilities	22,661

Long-term debt	13,357
Other long-term liabilities	1,110
Total liabilities	37,128

Commitments and contingencies (Note 9)

Equity
Net parent investment	40,860
Noncontrolling interest	208
Total equity	41,068

Total liabilities and equity	$78,196

The accompanying notes are an integral part of these combined financial statements.

Willbros Professional Services
Combined Statement of Operations
Year Ended December 31, 2014

(in thousands)

Contract revenue from third parties	$203,295
Contract revenue from affiliates	5,777
Total operating revenues	209,072

Operating expenses
Contract expenses from third parties	165,629
Contract expenses from affiliates	9,315
General and administrative	27,513
Operating income	6,615

Interest income	959
Interest expense	(959)
Other income, net	36
Income before income taxes	6,651

Provision for income taxes	3,554

Net income	3,097

Less: Income attributable to noncontrolling interest	(6)
Net income attributable to Willbros Professional Services	$3,091

The accompanying notes are an integral part of these combined financial statements.

Willbros Professional Services
Combined Statement of Changes in Net Parent Investment
Year Ended December 31, 2014

(in thousands)

	Net Parent Investment	Noncontrolling Interest	Total

Balances at January 1, 2014	$7,208	$237	$7,445

Net income	3,091	6	3,097
Contributions (distributions) from parent, net	30,561	(35)	30,526

Balances at December 31, 2014	$40,860	$208	$41,068

The accompanying notes are an integral part of these combined financial statements.

Willbros Professional Services
Combined Statement of Cash Flows
Year Ended December 31, 2014

(in thousands)

Cash flows from operating activities
Net income	$3,097

Adjustments to reconcile net income to cash flows used in operating activities
Deferred income tax benefit	(557)
Depreciation	507
Stock based compensation	916
Provision for bad debt	391
Change in operational assets and liabilities
Accounts receivable, net	(18,109)
Contract cost and recognized income not yet billed	(3,837)
Prepaid expenses and other current assets	(94)
Accounts payable and other accrued liabilities	(6,270)
Contract billings in excess of cost and recognized in income	(7,625)
Other assets and liabilities, net	(906)
Net cash used in operating activities	(32,487)

Cash flows from investing activities
Purchases of property, plant and equipment	(1,474)
Net cash used in investing activities	(1,474)

Cash flows from financing activities
Proceeds from long-term debt	4,500
Contributions from parent, net	29,532
Net cash provided by financing activities	34,032
Net increase in cash and cash equivalents	71

Cash and cash equivalents
Beginning of the year	265
End of year	$336

Supplemental disclosures of cash flow information:
Accrued income taxes settled through net parent investment	$4,111

The accompanying notes are an integral part of these combined financial statements.

Willbros Professional Services
Notes to Combined Financial Statements
December 31, 2014

1.	Description of Company and Summary of Significant Accounting Policies
Description of Company
These combined financial statements for Willbros Professional Services (“WPS” or the “Company”) include the following business operations and activities of Willbros Group, Inc. (“Willbros” or “Parent”):

•	Willbros Engineers (U.S.), LLC and its wholly-owned subsidiaries, Willbros Midstream Services (U.S.), LLC and Willbros Engineering California (U.S.), Inc.

•
Willbros Government Services (U.S.), LLC (“Government Services”) including its subsidiary, Willbros Hammer LLC of which Government Services holds a 75 percent interest and Hammer, Inc., holds a 25 percent interest.

•	Willbros Project Services (U.S.), LLC.

•	Willbros management and commercial activities incidental to its role as the Parent of WPS.
WPS is a specialty energy infrastructure contractor providing engineering, procurement and construction, project management, integrity and field services to oil, gas, refining, petrochemical and power industries and government agencies. The Company obtains its work through competitive bidding and through negotiations with prospective clients with contract values ranging from several thousand dollars to a few million dollars and contract durations range from a few weeks to close to two years. The Company’s principal market is the United States.
On November 30, 2015, pursuant to an Amended and Restated Securities Purchase Agreement, Willbros sold WPS to TRC Companies for approximately $130.0 million in cash. The closing consideration is subject to working capital and other typical post-closing adjustments.
Basis of Presentation
These combined financial statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of Willbros. The combined financial statements reflect the Company’s financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The combined financial position, results of operations and cash flows of the Company may not be indicative of the Company had it been a separate stand-alone entity during the period presented, nor are the results stated herein indicative of what the Company’s financial position, results of operations and cash flows may be in the future.
These combined financial statements include all of the Company’s majority-owned subsidiaries and all of its wholly owned entities. The ownership interest of noncontrolling participants in subsidiaries that are not wholly-owned is included as a separate component of equity. The noncontrolling participants’ share of the net income is included as “Income attributable to noncontrolling interest” on the Combined Statement of Operations.
The preparation of these combined financial statements includes the use of accounting procedures, wherein Willbros’s basis in certain assets and liabilities, and the related expenses, have been recorded in the stand-alone financial statements of the Company, in accordance with GAAP.
These combined financial statements include assets and liabilities that are specifically identifiable or have been attributed to the Company. Costs directly related to the Company have been included in the accompanying combined financial statements. The Company receives service and support functions from Willbros. The costs were allocated to the Company using various allocation inputs such as the Company’s headcount and revenues relative to those of Willbros. These support functions include accounting and budgeting, information technology, treasury, payroll, human resources, risk management, marketing, executive management, tax and legal services. These allocated costs were approximately $7.7 million for the year ended December 31, 2014 and are included in operating expenses on the Combined Statement of Operations.

Willbros Professional Services
Notes to Combined Financial Statements
December 31, 2014

The Company considers the expense allocation methodology and results to be reasonable for the period presented. These allocations may not be indicative of the actual expenses the Company may have incurred as a separate stand-alone entity during the period presented nor are these costs indicative of what the Company will incur in the future.
All intercompany balances and transactions have been eliminated. All significant intercompany transactions between the Company and Willbros have been considered to be effectively settled for cash in the combined financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the Combined Statement of Cash Flows as a financing activity reflected as contributions from parent, net and in the Combined Balance Sheet as net parent investment. Transactions among the Company and other Willbros’ entities have been identified in these combined financial statements as transactions among affiliates. See Note 10 – Related Party Transactions for additional information with regards to transactions among affiliates.
Use of Estimates
The combined financial statements are prepared in accordance with GAAP and include certain estimates and assumptions made by management of the Company in the preparation of the combined financial statements. These estimates and assumptions relate to the reported amounts of assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expense during the period. Significant items subject to such estimates and assumptions include: revenue recognition under the percentage-of-completion method of accounting, including estimates of progress toward completion and estimates of gross profit or loss accrual on contracts in progress; tax accruals and certain other accrued liabilities; quantification of amounts recorded for contingencies; valuation allowances for accounts receivable and deferred income tax assets; and the carrying amount of property, plant and equipment. The Company bases its estimates on historical experience and other assumptions that it believes relevant under the circumstances. Actual results could differ from these estimates.
Accounts Receivable
Most of the accounts receivable and contract work in progress are from clients in the oil, gas, refinery, petrochemical and power industries in North America. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Most contracts require payments as the projects progress or, in certain cases, advance payments. The Company generally does not require collateral, but in most cases can place liens against the property, plant or equipment constructed or terminate the contract if a material default occurs. The allowance for doubtful accounts is the Company’s best estimate of the probable amount of credit losses in the Company’s existing accounts receivable. A considerable amount of judgment is required in assessing the realization of receivables. Relevant assessment factors include the creditworthiness of the customer and prior collection history. Balances over 90 days past due are reviewed individually for collectability. Account balances are charged off against the allowance after all reasonable means of collection are exhausted and the potential for recovery is considered remote. The allowance requirements are based on the most current facts available and are re-evaluated and adjusted on a regular basis and as additional information is received.
Property, Plant and Equipment
Property, plant and equipment is stated at cost. Depreciation is provided on the straight-line method using estimated lives as follows:

Construction equipment	3-20 years
Furniture and equipment	3-12 years
Buildings	20 years
Transportation equipment	3-17 years
Leasehold improvements are amortized on a straight-line basis over the shorter of their economic lives or the lease term. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are

Willbros Professional Services
Notes to Combined Financial Statements
December 31, 2014

removed from the accounts and any resulting gain or loss is recognized within operating expenses in the Combined Statement of Operations for the period. Normal repair and maintenance costs are charged to expense as incurred. Significant renewals and betterments are capitalized.
Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset’s carrying amount to determine if an impairment of such asset is necessary. This requires the Company to make long-term forecasts of the future revenues and costs related to the assets subject to review. Forecasts require assumptions about demand for the Company’s products and future market conditions. Estimating future cash flows requires significant judgment, and the Company’s projections may vary from the cash flows eventually realized. Future events and unanticipated changes to assumptions could require an impairment charge in a future period. The effect of any impairment would be to expense the difference between the fair value (less selling costs) of such asset and its carrying value. Such expense would be reflected in earnings.
Fair Value Measurements
The Financial Accounting Standards Board’s (“FASB”) standard on fair value measurements establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. This standard establishes three levels of inputs that may be used to measure fair value:
Level 1 – Quoted prices in active markets for identical assets or liabilities.
Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities.
Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of asset or liabilities.
The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and long-term debt. The fair value estimates of the Company’s financial instruments have been determined using available market information and appropriate valuation methodologies and approximate carrying value.
Revenue
A number of factors relating to the Company’s business affect the recognition of contract revenue. The Company typically structures contracts as unit-price, time and materials, fixed-price or cost plus fixed fee. The Company believes that its operating results should be evaluated over a time horizon during which major contracts in progress are completed and change orders, extra work, variations in the scope of work and cost recoveries and other claims are negotiated and realized. Revenue from unit-price and time and materials contracts is recognized as earned.
Revenue for fixed-price and cost plus fixed fee contracts is recognized using the percentage-of-completion method. Under this method, estimated contract income and resulting revenue is generally accrued based on costs incurred to date as a percentage of total estimated costs, taking into consideration physical completion. Total estimated costs, and thus contract income, are impacted by changes in productivity, scheduling, the unit cost of labor, subcontracts, materials and equipment. Additionally, external factors such as weather, client needs, client delays in providing permits and approvals, labor availability, governmental regulation and politics may affect the progress of a project’s completion and thus the estimated amount and timing of revenue recognition. Certain fixed-price and cost plus fixed fee contracts include, or are amended to include, incentive bonus amounts, contingent on accomplishing a stated milestone. Revenue attributable to incentive bonus amounts is recognized when the risk and uncertainty surrounding the achievement of the milestone have been removed. The Company does not recognize income on a fixed-price contract until the contract is approximately five to ten percent complete, depending upon the nature of the contract. If a current

Willbros Professional Services
Notes to Combined Financial Statements
December 31, 2014

estimate of total contract cost indicates a loss on a contract, the projected loss is recognized in full when determined.
The Company considers unapproved change orders to be contract variations on which the Company has customer approval for scope change, but not for price associated with that scope change. Costs associated with unapproved change orders are included in the estimated cost to complete the contracts and are expensed as incurred. The Company recognizes revenue equal to cost incurred on unapproved change orders when realization of price approval is probable and is estimable. Revenue recognized on unapproved change orders is included in “Contract cost and recognized income not yet billed” on the Combined Balance Sheet. Revenue recognized on unapproved change orders is subject to adjustment in subsequent periods to reflect the changes in estimates or final agreements with customers.
The Company considers claims to be amounts that the Company seeks or will seek to collect from customers or others for customer-caused changes in contract specifications or design, or other customer-related causes of unanticipated additional contract costs on which there is no agreement with customers on both scope and price changes. Revenue from claims is recognized when agreement is reached with customers as to the value of the claims, which in some instances may not occur until after completion of work under the contract. Costs associated with claims are included in the estimated costs to complete the contracts and are expensed when incurred.
Depreciation
The Company depreciates assets based on their estimated useful lives at the time of acquisition using the straight-line method. Depreciation related to operating activities is included in contract costs; and depreciation related to general and administrative activities is included in general and administrative expense in the Combined Statement of Operations. Contract costs and general and administrative expenses are included within operating expenses in the Combined Statement of Operations.

Income Taxes
The FASB standard for income taxes takes into account the differences between financial statement treatment and tax treatment of certain transactions. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates is recognized as income or expense in the period that includes the enactment date.

The Company’s provision for income taxes and deferred taxes have been calculated on a separate return basis as if the Company filed its own tax returns, although its operations have been included in Willbros’ U.S. federal and state tax returns. The separate return method applies the accounting guidance for income taxes to the Company’s combined financial statements as if the Company was a separate taxpayer and a stand-alone entity for the period presented. The calculation of the Company’s income taxes on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations.
The Company records reserves for expected tax consequences of uncertain tax positions assuming that the taxing authorities have full knowledge of the position and all relevant facts. The income tax laws and regulations are voluminous and are often ambiguous. As such, the Company is required to make many subjective assumptions and judgments regarding its tax positions that could materially affect amounts recognized in its future Combined Balance Sheet and Statement of Operations.
Willbros files income tax returns in the U.S. federal jurisdiction and various state jurisdictions and is subject to examination for 2008 forward for the United States and the majority of the state jurisdictions.

Willbros Professional Services
Notes to Combined Financial Statements
December 31, 2014

Defined Contribution Plan
Willbros has a voluntary defined contribution retirement plan for U.S. based employees that is qualified and contributory on the part of the employees. During 2014, Willbros made discretionary contributions to the plan which were allocated to the employees making voluntary contributions (traditional 401(k) savings and retirement plan). The Company recorded approximately $1.8 million in operating expenses under this plan for the year ended December 31, 2014.

Concentration of Credit Risk
The Company has a concentration of customers in the oil, gas, refinery, petrochemical and power industries which expose the Company to a concentration of credit risk within a single industry. One of the Company’s customers was responsible for 12.8 percent of its combined revenue for the year ended December 31, 2014. The Company seeks to obtain advance and progress payments for contract work performed on major contracts. Receivables are generally not collateralized. An allowance for doubtful accounts of $0.8 million is included within accounts receivable, net on the Combined Balance Sheet as of December 31, 2014.
Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.
Recent Accounting Pronouncement
In May 2014, the FASB issued common guidance surrounding the recognition of revenue from contracts with customers. Under the new guidance, a company will recognize revenue when it satisfies a performance obligation by transferring a promised good or service to a customer. Revenue will be recognized at an amount that reflects the consideration it expects to receive in exchange for those goods and services. This guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This standard is effective, on either a full retrospective or a modified retrospective basis, for interim and annual periods beginning on or after December 15, 2017. In July 2015, the FASB approved a one-year deferral of the revenue recognition standard’s effective date for all entities, which will change the effectiveness to annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period once the Accounting Standards Update has been issued. The Company is currently evaluating this standard and its existing revenue recognition policies to determine which contracts in the scope of the guidance will be affected by the new requirements and what impact they would have on its combined financial statements upon adoption.

2.	Accounts Receivable
Accounts receivable, net as of December 31, 2014 was as follows:

(in thousands)

Trade	$22,355
Unbilled revenue	28,029
Contract retention	49
Other receivables	42
Total accounts receivable	50,475

Less: Allowance for doubtful accounts	(807)
Total accounts receivable, net	$49,668

Willbros Professional Services
Notes to Combined Financial Statements
December 31, 2014

The Company expects all accounts receivable to be collected within one year. The provision for bad debt included in “General and administrative” expenses in the Combined Statement of Operations was $0.4 million for the year ended December 31, 2014.
The balances billed but not paid by customers pursuant to retainage provisions in certain contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company’s experience with similar contracts within recent years, the majority of the retention balances at each balance sheet date will be collected within the next twelve months.

3.	Contracts in Progress
Contract cost and recognized income not yet billed on uncompleted contracts arise when recorded revenues for a contract exceed the amounts billed under the terms of the contracts. Contract billings in excess of cost and recognized income arise when billed amounts exceed revenues recorded. Amounts are billable to customers upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of the contract. Also included in contract cost and recognized income not yet billed on uncompleted contracts are amounts the Company seeks to collect from customers for change orders approved in scope but not for price associated with that scope change (unapproved change orders). Revenue for these amounts is recorded equal to the lesser of the expected revenue or cost incurred when realization of price approval is probable. Recognizing revenues from unapproved change orders involves the use of estimates, and it is reasonably possible that revisions to the estimated recoverable amounts of recorded unapproved change orders may be made in the near-term. If the Company does not successfully resolve these matters, a reduction in revenues may be required to amounts that have been previously recorded.
Contract cost and recognized income not yet billed and related amounts billed as of December 31, 2014 was as follows:

(in thousands)

Cost incurred on contracts in progress	$78,038
Recognized income	16,430
94,468
Progress billings and advanced payments	(89,180)
$5,288

Contract cost and recognized income not yet billed	$6,323
Contract billings in excess of cost and recognized income	(1,035)
$5,288
Contract cost and recognized income not yet billed includes $0.1 million at December 31, 2014 on completed contracts.

Willbros Professional Services
Notes to Combined Financial Statements
December 31, 2014

4.	Property, Plant and Equipment
Property, plant and equipment, which is used to secure debt or are subject to lien, at cost, as of December 31, 2014 was as follows:

(in thousands)

Construction equipment	$717
Furniture and equipment	5,721
Transportation equipment	148
Leasehold improvements	818
Total property, plant and equipment	7,404

Less: Accumulated depreciation	(3,128)
Total property, plant and equipment, net	$4,276
Depreciation expense included in operating expense for the year ended December 31, 2014 was $0.5 million. Repairs and maintenance expense included in operating expenses for the year ended December 31, 2014 was $0.2 million.

5.	Accounts Payable and Accrued Liabilities
Accounts payable and accrued liabilities as of December 31, 2014 was as follows:

(in thousands)

Trade accounts payable	$3,675
Payroll and payroll liabilities	8,647
Accrued contract costs	3,150
Other accrued liabilities	2,140
Total accounts payable and accrued liabilities	$17,612

6.	Debt
As of December 31, 2014, the Company has been awarded three contracts to construct certain contractor-owned, contractor-operated fueling facilities (the “Facilities”) for the federal government. As part of these contracts, the Company constructs the Facilities over an estimated six to twelve months and subsequently maintains the Facilities over the life of the contract (generally five years). Upon final acceptance of the constructed Facilities, the government pays the contract value in equal monthly payments over the life of the contract. As such, the Company has entered into financing agreements, whereby the Company receives funding from a third-party financing company to construct the Facilities. As a result, as of December 31, 2014, the Company recorded approximately $17.4 million in debt obligations of which $4.0 million is current. These obligations represent amounts due to the third-party financing company with respect to the construction component of these contracts. In addition, as of December 31, 2014, the Company has recorded approximately $15.2 million in other assets of which $4.0 million is current. These amounts represent receivables due from the government with respect to the construction component of these contracts. At the end of the construction phase, once final funding is received and the government has accepted the construction of the Facilities, assets and liabilities with respect to these Facilities will equal; the Company is guaranteed recovery of the construction component under the contract; and the Company will amortize the total amount received from the third-party financing company over

Willbros Professional Services
Notes to Combined Financial Statements
December 31, 2014

the life of the contract. The Company did not enter into financing agreements with regards to the maintenance phase of these contracts.
As of December 8, 2015, final funding has been received and the government has accepted one of the three contracts.
The Company’s debt obligations specific to the Facilities are classified within Level 2 of the fair value hierarchy with estimated fair value approximating carrying value at December 31, 2014.
Maturities
The principal amounts due under the Company’s remaining debt obligations as of December 31, 2014 for each of the next five years and thereafter is as follows:

(in thousands)

Fiscal years
2015	$4,014
2016	8,547
2017	4,423
2018	387
$17,371

7.	Income Taxes
Income before income taxes consists of the following:

(in thousands)

United States	$6,651
$6,651

Provision for income taxes consists of the following:

(in thousands)

Current provision:
Federal	$3,466
State	645
4,111

Deferred tax benefit
Federal	(484)
State	(73)
$(557)
Total provision for income taxes	$3,554

The Company’s provision for income taxes has been determined based upon the tax laws and rates in the United States in which operations are conducted and income is earned. The Company is subject to federal income tax rates up to 35 percent and varying state income tax rates and methods of computing tax liabilities.

Willbros Professional Services
Notes to Combined Financial Statements
December 31, 2014

The Company did not maintain accrued income taxes to/from Willbros and is deemed to settle the annual current tax balances immediately with the legal tax-paying entities in the respective jurisdictions. These settlements are reflected as changes in net parent investment within equity in the Combined Balance Sheet.
The Company is required to recognize in its financial statements the impact of a tax position that is more likely than not to be sustained upon examination based upon the technical merits of the position, including resolution of any appeals. Based on the Company’s evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in the combined financial statements as of December 31, 2014.
A reconciliation of the differences between the provision for income tax computed at the appropriate statutory rates and the reported provision for income taxes is as follows. For 2014, the Company was domiciled in the United States, which has a 35 percent statutory tax rate.

(in thousands)

Taxes on earnings at statutory rate in domicile parent company	$2,328
Earnings taxed at rates less or greater than parent company rates:
State income taxes, net of U.S. federal benefit	387
Non deductibles	9
Meals and entertainment	202
Per diem	223
Deferred tax adjustments	(422)
Transfer pricing allocation	843
Other	(16)
Total provision for income taxes	$3,554

Willbros Professional Services
Notes to Combined Financial Statements
December 31, 2014

The principal components of the Company’s net deferred tax assets for the year ended December 31, 2014 is as follows:

(in thousands)

Deferred tax assets
Current
Accrued vacation	$693
Allowance for doubtful accounts	309
Estimated loss	50
Prepaid expenses	375
Other	78
1,505

Non current
Deferred compensation	172
Other	16
Gross deferred tax assets	1,693

Deferred tax liabilities
Non current
Depreciation	(18)
Gross deferred tax liabilities	(18)
Net deferred tax assets	$1,675
Based upon existing market conditions and the Company’s earnings prospects, it is anticipated that all deferred tax assets will be realized in future years. As such, a valuation allowance is not considered necessary.

8.	Stock-Based Compensation
The Company maintains stock ownership plans at the corporate level. To the extent the Company’s employees participate in these plans, the Company was allocated a portion of the associated compensation expense based on the grant-date fair value. Stock-based compensation is included in operating expenses in the Combined Statement of Operations and was $0.9 million for the year ended December 31, 2014. However, the Combined Balance Sheet does not include outstanding equity related to stock-based compensation.
Restricted stock and restricted stock units or rights, also described collectively as restricted stock units (“RSUs”), granted to employees under these stock compensation plans vest generally over a three to four years period. For RSUs granted prior to March of 2009, certain provisions allow for accelerated vesting upon eligible retirement. Additionally, certain provisions allow for accelerated vesting in the event of involuntary termination not for cause or a change of control of the Company. During the year ended December 31, 2014, the Company recognized $0.1 million of compensation expense due to accelerated vesting of RSUs due to retirements and separation.

Willbros Professional Services
Notes to Combined Financial Statements
December 31, 2014

The Company’s RSU activity and related information consist of:

	Shares	Weighted-Average Grant-Date Fair Value

Nonvested at beginning of year	148,308	$8.39

Granted	87,132	11.38
Exercised	(54,392)	9.15
Forfeited	(14,850)	8.87

Nonvested at end of year	166,198	$9.66

The total fair value of RSUs vested during the year ended December 31, 2014 was $0.5 million.
As of December 31, 2014, there was a total of $2.0 million of unrecognized compensation cost, net of estimated forfeitures, related to all nonvested stock-based compensation arrangements granted for Company employees under Willbros’ stock ownership plans. That cost is expected to be recognized over a weighted-average period of 2.58 years.

9.	Commitments and Contingencies
Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when the Company assesses that it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with matters relating to contingencies are expensed in the period incurred.
The Company is party to various litigation matters, investigations and proceedings in the ordinary course of business. Management does not expect the outcome of any proceedings, individually or in the aggregate, to have a materially adverse effect on the Company’s financial position or results of operations.
Operating Leases
The Company has certain operating leases for various equipment and office facilities. Rental expense for continuing operations excluding daily rentals and reimbursable rentals under cost plus contracts was $7.7 million in 2014.
Minimum lease commitments under operating leases as of December 31, 2014, totaled $27.6 million and are payable as follows: 2015, $4.8 million; 2016, $4.4 million; 2017, $4.0 million; 2018, $3.6 million; 2019, $3.6 million and thereafter, $7.2 million.
Other Circumstances
The Company has the usual liability of contractors for the completion of contracts and the warranty of its work. In addition, the Company acts as prime contractor on a majority of the projects it undertakes and is normally responsible for the performance of the entire project, including subcontract work. Management is not aware of any material exposure related thereto which has not been provided for in the accompanying combined financial statements.

Willbros Professional Services
Notes to Combined Financial Statements
December 31, 2014

10.	Related Party Transactions
The Company routinely conducts business with subsidiaries of Willbros. The related transactions result primarily from the sale and purchase of engineering, procurement, construction and other services. Sales to affiliates were $5.8 million and purchases from affiliates were $9.3 million for the year ended December 31, 2014.
The Company’s combined financial statements include salaries of directly dedicated personnel and related costs. Willbros charges the Company for the costs of providing centralized general and administrative services. The Company also uses a centralized treasury system such that Willbros may make disbursements on the Company’s behalf or receive proceeds on the Company’s behalf with a corresponding change in affiliate payables or receivables. Willbros also acts as the Company’s purchasing agent for construction and sustaining capital. The Company has reflected cash management and financing activities performed by Willbros as a component of net parent investment in equity in the Combined Balance Sheet and as contributions from parent, net on the Combined Statement of Changes in Net Parent Investment and Combined Statement of Cash Flows for the period presented.

11.	Subsequent Events
On November 30, 2015, pursuant to an Amended and Restated Securities Purchase Agreement, Willbros sold WPS to TRC Companies for approximately $130.0 million in cash. The closing consideration is subject to working capital and other typical post-closing adjustments.
In preparing the accompanying combined financial statements, the Company has reviewed, as necessary, events that occurred after December 31, 2014, up until the issuance of the financial statements, which occurred on December 8, 2015.